UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2010

BANK OF FLORIDA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-50091	59-3535315
(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1185 Immokalee Road, Naples, Florida	34110
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number:       (239) 254-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 2, 2010, Bank of Florida Corporation (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company’s common stock will be delisted from Nasdaq in accordance with Listing Rules 5101, 5110(b) and IM-5101-1, due to Nasdaq’s concerns, stemming from the receivership of the Company’s three former bank subsidiaries, about the Company’s ability to demonstrate compliance with all of the requirements for continued listing, as well as the residual equity interest of the Company’s common stockholders. Furthermore, as disclosed in a Current Report on Form 8-K filed on May 20, 2010, the Company had previously been advised that it was not in compliance with Listing Rule 5450(b)(1)(A) because the Company’s stockholders’ equity at March 31, 2010, was below $1,000,000.

The Company does not intend to appeal Nasdaq’s determinations. Accordingly, the Company’s common stock will be delisted effective as of the opening of business on June 11, 2010. Furthermore, trading in the Company’s common stock has been halted since the opening of business on June 1, 2010.

A copy of the advisory letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. On June 3, 2010, the Company issued a press release describing the advisory letter. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 1, 2010, John B. James, Roy N. Hellwege and John S. Chaperon ceased being executive officers of the Company, following the placement of the Company’s bank subsidiaries into receivership.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished with this Report:

99.1     Letter from The Nasdaq Stock Market dated June 2, 2010.

99.2     Press Release dated June 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Florida Corporation (Registrant)
Date: June 3, 2010

/s/ Tracy L. Keegan
Tracy L. Keegan Chief Financial Officer & Executive Vice President